Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 3 to the Registration Statement (No. 333-141634) of our report dated March 26, 2007 relating to the balance sheet of Care Investment Trust Inc. appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the heading ‘‘Experts’’ in such Prospectus.

/s/ Deloitte & Touche LLP

New York, NY
June 21, 2007